UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or (g) OF
THE SECURITIES EXCHANGE ACT OF 1934
ASPEN INSURANCE HOLDINGS LIMITED
(Exact Name of Registrant as Specified in its Charter)

Bermuda	98-0501000
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
141 Front Street
Hamilton HM 19
Bermuda
(Address of Principal Executive Offices)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Depositary Shares, each representing a 1/1,000th Interest in a 7.00% Perpetual Non-Cumulative Preference Share	New York Stock Exchange
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐
If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐
Securities Act registration statement or Regulation A offering statement file number to which this form relates:
333-272650
Securities to be registered pursuant to Section 12(g) of the Act:
None

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1.Description of Registrant’s Securities to be Registered.
The securities to be registered hereby are the depositary shares (the “Depositary Shares”) of Aspen Insurance Holdings Limited (the “Company”), each of which represents a 1/1,000th interest in a share of the Company’s 7.00% Perpetual Non-Cumulative Preference Shares (the “Preference Shares”), par value $0.0015144558 per Preference Share with an initial liquidation preference of $25,000 per Preference Share, equivalent to $25 per Depositary Share.
The descriptions of the terms of the Depositary Shares and the underlying Preference Shares of the Company are incorporated herein by reference to the Company’s prospectus supplement dated November 21, 2024 (the “Prospectus Supplement”) to a prospectus dated June 26, 2023 (the “Prospectus”) contained in the Company’s effective Registration Statement on Form F-3 (File No. 333-272650) (the “Registration Statement”), which Registration Statement was filed with the Securities and Exchange Commission (the “SEC”) on June 14, 2023. Reference is made specifically to the sections in the Prospectus captioned “Description of the Preference Shares” and “Description of the Depositary Shares” and to the sections in the Prospectus Supplement captioned “Description of the Preference Shares” and “Description of the Depositary Shares.”

Item 2.Exhibits.
Pursuant to the Instructions as to exhibits for registration statements on Form 8-A, the documents listed below are filed as exhibits to this registration statement on Form 8-A:

3.1
Certificate of Incorporation and Memorandum of Association of the Company (incorporated herein by reference to Exhibit 3.1 to the Company’s 2003 Registration Statement on Form F-1 (Registration No. 333-110435)).

3.2	Altered Memorandum of Association of the Company (incorporated herein by reference to Exhibit 3.1 of the Company’s Form 6-K filed on July 29, 2019).
3.3	Second Amended and Restated Bye-Laws of the Company.
4.1
Certificate of Designation of the Company’s 5.95% Fixed-to-Floating Rate Perpetual Non-Cumulative Preference Shares, dated May 2, 2013 (incorporated herein by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed on May 2, 2013).

4.2
Specimen Certificate for the Company’s 5.95% Fixed-to-Floating Rate Perpetual Non-Cumulative Preference Shares (incorporated herein by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed on May 2, 2013).

4.3
Certificate of Designation of the Company’s 5.625% Perpetual Non-Cumulative Preference Shares, dated September 20, 2016 (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on September 21, 2016).

4.4
Specimen Certificate for the Company’s 5.625% Perpetual Non-Cumulative Preference Shares (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on September 21, 2016).

4.5
Certificate of Designation for the Company’s 5.625% Perpetual Non-Cumulative Preference Shares, dated August 13, 2019 (incorporated herein by reference to Exhibit 4.1 to the Company’s Form 6-K filed on August 13, 2019).

4.6	Specimen Certificate for the Company’s 5.625% Perpetual Non-Cumulative Preference Shares (incorporated herein by reference to Exhibit 4.2 to the Company’s Form 6-K filed on August 13, 2019).
4.7
Deposit Agreement dated as of August 13, 2019 among the Company, Computershare Inc. and Computershare Trust Company, N.A. (incorporated herein by reference to Exhibit 4.3 to the Company’s Form 6-K filed on August 13, 2019).

4.8	Depositary Receipt (incorporated herein by reference to Exhibit 4.4 to the Company’s Form 6-K filed on August 13, 2019).
4.9
Certificate of Designation of the Company’s 7.00% Perpetual Non-Cumulative Preference Shares, dated November 26, 2024 (incorporated herein by reference to Exhibit 4.1 to the Company’s Form 6-K filed on November 26, 2024).

4.10	Form of Share Certificate for the Company’s 7.00% Perpetual Non-Cumulative Preference Shares (incorporated herein by reference to Exhibit 4.2 to the Company’s Form 6-K filed on November 26, 2024).
4.11
Deposit Agreement dated as of November 26, 2024 among the Company, Computershare Inc. and Computershare Trust Company, N.A. (incorporated herein by reference to Exhibit 4.3 to the Company’s Form 6-K filed on November 26, 2024).

4.12	Form of Depositary Receipt (incorporated herein by reference to Exhibit 4.4 to the Company’s Form 6-K filed on November 26, 2024).

SIGNATURES
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

ASPEN INSURANCE HOLDINGS LIMITED

Dated: November 26, 2024	By:	/s/ Mark Pickering
	Name:	Mark Pickering
	Title:	Group Chief Financial Officer &
Treasurer